Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Independence Community Bank Corp. (the Registration Statement) of our report dated February 6, 2004, relating to the consolidated financial statements of Independence Community Bank Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

April 22, 2004